Exhibit 99.1

Certification of Periodic Financial Report by
Chief Executive Officer
Under Section 906 Sarbanes-Oxley Act of 2002

I, Brian K. Hutchison, President and Chief Executive Officer of Regeneration Technologies, Inc. (the “Company”), state and attest that, to the best of my knowledge:

•
the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002 (the “Periodic Report”) filed by the Company with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934; and

•	the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ BRIAN K. HUTCHISON	Dated: November 14, 2002

Brian K Hutchison President and Chief Executive Officer